AMBAC FINANCIAL GROUP, INC.
PERFORMANCE STOCK OPTION AGREEMENT
FOR SPECIAL PERFORMANCE-BASED STOCK OPTION AWARD
Effective as of [_], 2025 (the “Grant Date”), [[FIRSTNAME]] [[LASTNAME]]  (the “Participant”) has been granted an Award under the Ambac Financial Group, Inc. 2024 Incentive Compensation Plan (the “Incentive Plan”) which shall consist of an option to purchase shares of Common Stock of Ambac Financial Group, Inc. (“Ambac,” and together with its Subsidiaries, the “Company”). In addition to the terms and conditions of the Incentive Plan the Award shall be subject to the following terms and conditions (sometimes referred to as this “Agreement”).
1.Defined Terms. Capitalized terms used in this Agreement which are not otherwise defined herein shall have the meaning specified in the Incentive Plan or in the Employment Agreement between Ambac and the Participant, dated as of September 29, 2025 (the “Employment Agreement”).
2.Grant of Option. Subject to the conditions contained herein and in the Incentive Plan, Ambac grants to the Participant, as of the Grant Date, an option to purchase the number of shares of Common Stock (the “Option”) specified on Annex A of this Agreement (“Annex A”) which is incorporated into and forms part of this Agreement, at an exercise price (the “Exercise Price”) specified on Annex A. The shares of Common Stock issuable upon exercise of the Option are from time to time referred to herein as the “Option Shares.” The grant of an Option shall impose no obligation on the part of the Participant to exercise the Option. The Option shall vest and be exercisable as hereinafter provided.
3.Terms and Conditions of the Option. The Option is granted subject to the following terms and conditions:
(a)Vesting; Exercisability. The Option shall vest and become exercisable in accordance with the vesting schedule set forth on Annex A, unless the Option has earlier vested or been forfeited in accordance with the terms hereof. The portion of the Option, if any, that may become vested pursuant to the terms of this Agreement (such portion of the Option, the “Earned Option”) will depend on the Participant’s continued employment with the Company through the date specified in Annex A (the “Service Goal”) and will be calculated based on the attainment, as determined by the Committee, of the performance hurdles specified in Annex A (the “Performance Hurdles”) over the Performance Period (as defined in Annex A), which Earned Option may be equal to all or a portion of the Option, including none.
(b)Term of the Option. The Option shall terminate and no longer be exercisable on the earlier of (i) the tenth (10th) anniversary of the Grant Date or (ii) the date specified for termination of the Option in Section 4 and Section 5; provided, however, if the termination date falls on a date which the Participant is prohibited by Company policy in effect on such date, from engaging in transactions in the Company’s securities, such termination date shall be extended to the first date that the Participant is permitted to engage in transactions in the Company’s securities under such Company policy.

(c)Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of the Option until the Participant shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.
(d)Non-qualified Status of the Option. The Option granted hereby is not intended to qualify, and shall not be treated, as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
4.Termination of Employment.
(a)Except as provided in this Section 4, if the Participant’s termination of employment or service with the Company (the “Termination Date”) occurs for any reason prior to the last day of the Performance Period, the Participant’s right to the Option shall expire and be forfeited immediately and the Participant shall have no further rights with respect to the Option.
(b)Notwithstanding the provisions of Section 4(a), if the Participant’s Termination Date occurs prior to the last day of the Performance Period by reason of either (i) Disability (as defined in the Employment Agreement), (ii) involuntary termination by the Company other than for Cause (as defined in the Employment Agreement), (iii) termination by the Participant for Good Reason (as defined in the Employment Agreement), (iv) failure of the Company to extend the Employment Agreement pursuant to terms of the Employment Agreement (assuming no Cause exists) or (v) death, the Service Goal will be deemed satisfied and the Option will continue by its terms through the Performance Period after which any Earned Option will be calculated based on the attainment of the Performance Hurdles as described in Annex A.
(c)Notwithstanding the provisions of Section 4(a), if both (i) the Participant’s Termination Date occurs prior to the last day of the Performance Period by reason of either (A) involuntary termination by the Company other than for Cause, (B) termination by the Participant for Good Reason or (C) failure of the Company to extend the Employment Agreement pursuant to terms of the Employment Agreement (assuming no Cause exists), and (ii) such Termination Date occurs with ninety (90) days prior to or within twelve (12) months following a Change in Control, the Service Goal will be deemed satisfied and any Earned Option will be calculated utilizing the Change in Control Price, as defined and described in Annex A.
(d)Notwithstanding the provisions of Section 4(a), if the Participant’s Termination Date occurs following the one (1) year anniversary of the Grant Date by reason of either (i) involuntary termination by the Company for Cause or (ii) termination by the Participant without Good Reason, the Service Goal will be deemed satisfied and the Option will continue by its terms through the Performance Period after which any Earned Option will be calculated based on the attainment of the Performance Hurdles as described in Annex A.
5.Exercise.

(a)Notice of Exercise. Subject to this Section 5 and Section 4 hereof, the Participant may exercise all or any portion of the Option (to the extent vested) by giving notice of exercise to the Company or the Company’s agent. The date of exercise of an Option shall be the later of (i) the date on which the Company or the Company’s agent receives such notice, or (ii) the date on which the conditions provided in Section 5(b) are satisfied. Notwithstanding any other provision of this Agreement, the Participant may not exercise the Option, whether in whole or in part, and no Option Shares will be issued by the Company in respect of any such attempted exercise, at any time when such exercise is prohibited by Company policy then in effect concerning transactions by the Participant in the Company’s securities.
(b)Payment. Prior to the issuance of the Option Shares in respect of which all or a portion of the Option shall have been exercised, the Participant shall have paid to the Company the Exercise Price for all Option Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in United States dollars. Payment may also be made in mature shares of Common Stock owned by the Participant, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. Such shares shall be valued at their Fair Market Value as of the date of exercise. Payment of the Exercise Price in mature shares of Common Stock owned by the Participant shall be made by delivering to the Company the share certificate(s) representing the required number of shares, with the Participant signing his or her name on the back, or by attaching executed stock powers (with the signature of the Participant guaranteed in either case); payment of the exercise price in mature shares of Common Stock owned by the Participant may also be made through constructive surrender, by submission of an attestation of ownership in the form approved by the Company and with such signatures or other guarantees as may be required by the Company. The Company may also permit the Participant to pay for such Option Shares by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee (or by any person to whom authority to establish such rules and procedures shall have been delegated by the Committee), the Participant may be permitted to make a “cashless” exercise of all or a portion of the Option.
(c)Exercise Following Termination of Employment During the Performance Period. If the Participant’s employment with the Company terminates in accordance with Section 4(b) or Section 4(d), the Participant (or, in the case of a termination due to death or Disability, Participant’s estate, personal representative or beneficiary, as the case may be) shall have the right, subject to the terms and conditions hereof and of the Incentive Plan, to exercise the Option within the twelve (12) month period following the Performance Period, to the extent the Option has vested. If the Participant’s employment with the Company terminates in accordance with Section 4(c), the Option will be exercised and settled immediately upon such termination to the extent the Option has vested.

(d)Exercise Following Termination of Employment Following the Performance Period. If the Participant’s employment with the Company terminates following the Performance Period, the Participant (or, in the case of a termination due to death or Disability, Participant’s estate, personal representative or beneficiary, as the case may be) shall have the right, subject to the terms and conditions hereof and of the Incentive Plan, to exercise the Option within the twelve (12) month period following the termination, to the extent the Option has vested, subject to the earlier expiration of the Option as provided in Section 3(b).
6.Withholding. The Award and settlement thereof are subject to withholding of all applicable taxes. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the vesting of or other lapse of restrictions applicable to the Award or upon the issuance of any shares of Common Stock or payment of any kind upon the exercise of the Award. Such withholding obligations may also be satisfied through withholding shares of Common Stock otherwise issuable to the Participant. The shares of Common Stock so withheld shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company as of the date on which the amount of tax to be withheld is to be determined. The maximum number of shares of Common Stock that may be withheld from the Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to the Award or payment of shares of Common Stock pursuant to the Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Common Stock; provided, however, as long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Committee has full discretion to choose, or to allow a Participant to elect, to withhold a number of shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions). If the Committee allows, the Participant may also (i) pay in cash to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation, or (ii) elect to satisfy such withholding obligation, in whole or in part, by delivering to the Company shares of Common Stock already owned by the Participant that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The shares of Common Stock so delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company as of the date on which the amount of tax to be withheld is to be determined.
7.Holding Period. As to any shares of Common Stock acquired by the Participant upon the exercise of the vested portion of the Option, the Participant will not sell, pledge, assign, hypothecate, transfer or otherwise dispose of such shares prior to the date that is one (1) year after the date the Participant receives such Option Shares provided, however, that the restrictions set forth in this Section 7 shall (a) not apply to any shares withheld or reacquired by the Company to satisfy exercise price or tax withholding obligations associated with the Option, (b) not apply to any shares sold by the Participant to satisfy any exercise price or tax liability arising in connection with the Option, or (c) not apply following the date the Participant’s employment with the Company is terminated without Cause or the Participant terminates his employment with the Company for Good Reason.
8.Transferability. The Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution.
9.Heirs and Successors. If any benefits deliverable to the Participant under this Agreement have not been delivered at the time of the Participant’s death, such rights shall be delivered to the Participant’s estate.
10.Administration. The authority to administer and interpret this Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to this Agreement as it has with respect to the Incentive Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.
11.Clawback. The Option shall be subject to mandatory repayment by the Participant to the Company (a) as provided in the Employment Agreement and (b) to the extent the Participant is, or in the future becomes, subject to (i) any Company clawback, recoupment or similar policy that is applicable to all senior executives of the Company, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.
12.Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, through Ambac’s stock compensation administration system or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to Ambac at its principal offices, to the Participant at the Participant’s address as last known by the Company or, in either case, such other address as one party may designate in writing to the other.
13.Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of New York and applicable federal law.
14.Amendments. The Board of Directors may, at any time, amend or terminate the Incentive Plan, and the Board of Directors or the Committee may amend this Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the Participant (or, if the Participant is not then living, the Participant’s beneficiary), adversely affect the rights that the Participant or beneficiary has under this Agreement prior to the date such amendment or termination is adopted by the Board of Directors or the Committee, as the case may be.
15.Award Not Contract of Employment. The Award does not constitute a contract of employment or continued service, and the grant of the Award will not give the Participant the right to be retained in the employ or service of the Company, nor any right or claim to any benefit under the Incentive Plan, or this Agreement, unless such right or claim has specifically accrued under the terms of the Incentive Plan and this Agreement.
16.Severability. If a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

17.Incentive Plan Governs. The Award evidenced by this Agreement is granted pursuant to the Incentive Plan, and the Option and this Agreement are in all respects governed by the Incentive Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.
18.Special Section 409A Rules. To the fullest extent possible, amounts and other benefits payable under the Agreement are intended to comply with or be exempt from the provisions of section 409A of the Code. This Agreement will be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent; provided, however, that the Company does not guarantee the tax treatment of the Award. Notwithstanding any other provision of this Agreement to the contrary, if any payment or benefit hereunder is subject to section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service):
(a)and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s separation from service; and
(b)the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

(c)ANNEX A
This Annex further describes the Option granted pursuant to the Ambac Financial Group, Inc. Performance Stock Option Agreement and, in addition to the terms and conditions of the Incentive Plan and the Award, constitute the Agreement. Capitalized terms used in this Annex which are not otherwise defined herein shall have the meaning specified in the Agreement, the Incentive Plan or the Employment Agreement.

Participant:	[[FIRSTNAME]] [[LASTNAME]]
Grant Date:	[[GRANTDATE]]
Exercise Price:	[[FMV OF AMBAC CLOSING STOCK PRICE ON GRANT DATE]]
Number of Options	[[OPTIONSGRANTED]]
Tranche 1:	Option to purchase [[TRANCH1OPTIONS]] shares of Common Stock
Tranche 2:	Option to purchase [[TRANCH2OPTIONS]] shares of Common Stock
Tranche 3:	Option to purchase [[TRANCH3OPTIONS]] shares of Common Stock
Tranche 4:	Option to purchase [[TRANCH4OPTIONS]] shares of Common Stock
Expiration Date:	[[EXPIRATIONDATE]]
1.Except as otherwise permitted by the Award, subject to the Participant’s continued employment or service with the Company through the one (1) year anniversary of the Grant Date (the “Service Goal”), the Option shall be eligible to vest based on the Company’s achievement of the certain price hurdles related to the shares of Common Stock as identified below (the “Performance Hurdles”), during the five (5) year period following the Grant Date (the “Performance Period”).
a.Tranche 1 shall vest on the date on which the Sustained Stock Price first exceeds $18.00 (the “First Stock Price Hurdle”) during the Performance Period.
b.Tranche 2 shall vest on the date on which the Sustained Stock Price first exceeds $21.50 (the “Second Stock Price Hurdle”) during the Performance Period.
c.Tranche 3 shall vest on the date on which the Sustained Stock Price first exceeds $25.00 (the “Third Stock Price Hurdle”) during the Performance Period.
d.Tranche 4 shall vest on the date on which the Sustained Stock Price first exceeds $30.00 (the “Fourth Stock Price Hurdle” together with the First Stock Price Hurdle, Second Stock Price Hurdle and Third Stock Price Hurdle, the “Stock Price Hurdles” and each a “Stock Price Hurdle”) during the Performance Period.
2.Any Tranche for which the applicable Stock Price Hurdle has not been achieved on or prior to the last day of the Performance Period will immediately and automatically be cancelled and forfeited without consideration therefor.

3.Notwithstanding the above, upon the Participant’s termination of employment or service as described in Section 4(c) of the Agreement, achievement of the Stock Price Hurdles will be determined utilizing the Change in Control Price instead of the applicable Sustained Stock Price.
As used in this Annex A:
“Change in Control Price” means the greater of (i) the amount of cash and the fair market value of any securities or other property paid as consideration, on a per share basis, to the Company’s stockholders (and if less than all of the Company’s stockholders’ shares of Common Stock are impacted by such Change in Control, then the consideration paid, on a per share basis, to the Company stockholders who receive consideration) in a Change in Control (or to be paid as consideration to the Company in a Change in Control instead of to Company stockholders, for example in a Change in Control pursuant to the sale of Company assets, measured on a per share basis had such amounts been paid to the Company’s stockholders), or (ii) the average of the closing market prices of a Share on the New York Stock Exchange for the twenty (20) consecutive trading day-period ending on the last trading day prior to the closing of the Change in Control. For purposes of clause (i) of the preceding sentence, publicly traded securities that are readily tradeable (“Marketable Securities”) shall be valued at fair market value as of the closing date of the Change in Control. If any such consideration consists in whole or in part of non-cash consideration other than Marketable Securities, the Committee will determine the value of the non-cash per-share consideration for purposes of the Award in its reasonable good faith discretion.
“Sustained Stock Price” means the thirty (30) day volume-weighted average price of the opening market prices of a share of Common Stock on the New York Stock Exchange for any sixty (60) consecutive trading day-period commencing during the applicable Performance Period and ending on or prior to the final day of the applicable Performance Period. For purposes of the foregoing, if there is no trading in Common Stock on a trading day during any sixty (60) consecutive trading day period, the per-share opening price of Common Stock on such date shall be deemed to be the per-share opening price of Common Stock on the most recent date prior to such trading date on which trading in Common Stock occurred. If Common Stock is not available for trading on an established stock exchange or a national market system on any trading day, the term “opening price” for such trading day shall be deemed to be the Fair Market Value of a share of Common Stock on such date, as determined in accordance with the Incentive Plan, as applicable.
“trading day” means a day on which the primary stock exchange or national market system on which the shares of Common Stock trade, is open for trading.
8